EXHIBIT 4.06
_________________________________________________________________

         11-5/8% POOLED PROJECT BONDS, SERIES A DUE 2012

                  REGISTRATlON RIGHTS AGREEMENT
                      Dated July 3 1, 1996

                          by and among

                    PANDA FUNDING CORPORATION
                 PANDA INTERFUNDING CORPORATION

                               and

                   JEFFERIES & COMPANY, INC.,
_________________________________________________________________


This Registration Rights Agreement is made and entered into this 31st day of July, 1996, by and among Panda Funding Corporation, a Delaware corporation (the "Issuer"), Panda Interfunding
Corporation' a Delaware corporation (the "Company") and Jefferies
& Company, Inc. (the "Initial Purchaser").

This Agreement is made pursuant to the Purchase Agreement, dated July 26, 1996, among the Issuer, the Company, Panda Energy International, Inc., a Texas corporation, and the Initial Purchaser (the "Purchase Agreement"). In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Issuer and the Company have agreed to provide the registration rights provided for in this Agreement to the Initial Purchaser and its respective direct and indirect transferees. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

The parties hereby agree as follows:

1.Definitions:

  As used in this Agreement, the following terms shall have the following meanings:

  Additional Interest:  As defined in Section 4(a) hereof.

  Advice:  As defined in the last paragraph of Section 5 hereof.

  Affiliate: With respect to any specified person, "Affiliate" shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the forgoing.

  Agreement: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

  Bonds: The 11-5/8% Pooled Project Bonds, Series A, due 2012, of the Issuer, unconditionally guaranteed the Company and, issued pursuant to the Indenture.

  Business Day: Any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York generally are required or authorized by law or other government action to be closed.

  Company:  As defined in  the preamble hereof.

  Consummate or consummate: When used to qualify the term "Exchange Offer" shall mean validly and lawfully to issue and deliver the Exchange Bonds pursuant to the Exchange Offer for all Bonds validly tendered and not validly withdrawn pursuant thereto in accordance with the terms of this Agreement.

  Consummation Date: The date that is 30 Business Days immediately following the date that the Exchange Registration
  Statement shall have been declared effective by the SEC.

  Effectiveness Period:  As defined in Section 3(a) hereof.

  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC pursuant thereto.

  Exchange Date:  As defined in Section 2(d) hereof.

  Exchange Bonds: The _____% Pooled Project Bonds, Series B, due 2011, of the Issuer, unconditionally guaranteed by the Company, issued pursuant to the Indenture, and that are identical to the Bonds in all material respects, except that the provisions regarding restrictions on transfer shall be modified, as appropriate, and the issuance thereof pursuant to the Exchange Offer shall have been registered pursuant to an effective Registration Statement in compliance with the Securities Act.

  Exchange Offer: An offer to issue, in exchange for any and all of the Bonds, a like aggregate principal amount of Exchange Bonds, which offer shall be made by the Issuer and the Company pursuant to Section 2 hereof.

  Exchange Registration Statement: As defined in Section 2(a) hereof.

  Indemnified Person:  As defined in Section 7(a) hereof.

  Indenture: The Indenture, dated as of July 3l, 1996, among the Issuer, the Company and Fleet National Bank, as trustee thereunder, pursuant to which the Bonds are issued, as amended or supplemented from time to time in accordance with the terms thereof.

  Initial Purchaser:  Jefferies & Company, Inc.

  Issue Date:  As defined in Section 2(a).

  Issuer:  As defined in the preamble hereof.

  Participating Broker-Dealer: As defined in Section 2(e) hereof.

  Private Exchange:  As defined in Section 2(c) hereof.

  Private Exchange Bonds:  As defined in Section 2(c) hereof.

  Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities
  Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Bonds, Exchange Bonds or Private Exchange Bonds covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

  Registration Default:  As defined in Section 4(a) hereof.

  Registration Statement: Any registration statement of the Issuer and the Company that covers any of the Bonds, Exchange Bonds or Private Exchange Bonds pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

  Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

  Rule 144A: Rule 144A promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect a such Rule.

  Rule 158: Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

  Rule 174: Rule 174 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

  Rule 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

  Rule 424: Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

  SEC:  The Securities and Exchange Commission.

  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

  Shelf Registration:  As defined in Section 3 hereof.

  Shelf Registration Statement:  As defined in Section 3 hereof.

  Special Counsel: Vinson & Elkins L.L.P., special counsel to the holders of Transfer Restricted Securities, or such other counsel (but not more than one such counsel) as shall be agreed upon by the Issuer, the Company and holders of a majority in aggregate principal amount of Transfer Restricted Securities, the expenses of which holders of Transfer Restricted Securities will be reimbursed by the Issuer and the Company pursuant to Section 6.

  TIA:  The Trust Indenture Act of 1939, as amended.

  Transfer Restricted Securities: The Bonds, upon original issuance thereof, and at all times subsequent thereto, each Exchange Bond as to which Section 3(a)(ii) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Bond upon original issuance thereof and at all times subsequent thereto, until in the case of any such Bond, Exchange Bond or Private Exchange Bond, as the case may be, the earliest to occur of (i) the date on which any such Bond has been exchanged by a person other than a Participating Broker-Dealer for an Exchange Bond (other than with respect to an Exchange Bond as to which Section 3(a)(ii) hereof applies) pursuant to the Exchange Offer, (ii) with respect to Exchange Bonds received by Participating Broker-Dealers in the Exchange Offer, the earlier of (x) the date on which such Exchange Bond has been sold by such Participating Broker-Dealer by means of the Prospectus contained in the Exchange Registration Statement and (y) the date on which the Exchange Registration Statement has been effective under the Securities Act for a period of 6 months after the Consummation Date, (iii) a Shelf Registration Statement covering such Bond, Exchange Bond or Private Exchange Bond has been declared effective by the SEC and such Bond, Exchange Bond or Private Exchange Bond, as the case may be, has been disposed of in accordance with such effective Shelf Registration Statement, (iv) the date on which such Bond, Exchange Bond or Private Exchange Bond, as the case may be, is distributed to the public pursuant to Rule 144 (or any similar provisions then in effect) or is saleable pursuant to Rule 144(k) promulgated by the SEC pursuant to the Securities Act or (v) the date on which such Bond, Exchange Bond or Private Exchange Bond, as the case may be, ceases to be outstanding for purposes of the Indenture or any other indenture under which such Exchange Bond or Private Exchange Bond was issued.

  Trustee:  The trustee under the Indenture.

  Underwritten Registration or Underwritten Offering: A registration in connection with which securities are sold to an underwriter for re-offering to the public pursuant to an effective Registration Statement.

2. Exchange Offer

  (a) To the extent not prohibited by any applicable law or applicable interpretation of the SEC or the staff of the SEC, the Issuer and the Company shall (A) prepare and, on or prior to 90 days after the date of original issuance of the Bonds (the "Issue Date"), file with the SEC a Registration Statement under the Securities Act with respect to an offer by the Issuer and the Company to the holders of the Bonds to issue and deliver to such holders, in exchange for Bonds, a like principal amount of Exchange Bonds, (B) use their best efforts to cause the Registration Statement relating to the Exchange Offer to be declared effective by the SEC under the Securities Act on or prior to 180 days after the Issue Date, and (C) commence the Exchange Offer and use best efforts to issue, on or prior to the Consummation Date, the Exchange Bonds. The offer and sale of the Exchange Bonds pursuant to the Exchange Offer shall be registered pursuant to the Securities Act on the appropriate form (the "Exchange Registration Statement") and duly registered or qualified under state securities or Blue Sky laws in accordance with
     Section 5(h) and will comply with all applicable tender offer rules and regulations under the Exchange Act and such state securities or Blue Sky laws. The Exchange Offer shall not be subject to any condition, other than that the Exchange Offer does not violate any applicable law or interpretation of the SEC or the staff of the SEC. Upon consummation of the Exchange Offer in accordance with this
     Section 2, the Issuer and the Company shall have no further registration obligations other than with respect to (i) Private Exchange Bonds, (ii) Exchange Bonds held by Participating Broker-Dealers and (iii) Bonds or Exchange Bonds as to which Section 3(a)(ii) hereof applies. No securities shall be included in the Exchange Registration Statement other than the Exchange Bonds.

  (b) The Issuer and the Company may require each holder of Bonds as a condition to its participation in the Exchange Offer to represent to the Issuer and the Company and their counsel in writing (which may be contained in the applicable letter of transmittal) that at the time of the consummation of the Exchange Offer (i) any Exchange Bonds received by such holder will be acquired in the ordinary course of its business, (ii) such holder will have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Bonds and (iii) such holder is not an Affiliate of the Issuer or the Company, or if it is an Affiliate of the Issuer or the Company, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

  (c) To the extent not prohibited by any applicable law or applicable interpretation of the SEC or the staff of the SEC, if, prior to consummation of the Exchange Offer, the Initial Purchaser holds any Bonds acquired by it and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, or any other holder of Bonds is not entitled to participate in the Exchange Offer, the Issuer and the Company upon the request of the Initial Purchaser or any such holder shall, simultaneously with the delivery of the Exchange Bonds in the Exchange Offer, issue and deliver to the Initial Purchaser and any such holder, in exchange (the "Private Exchange") for such Bonds held by the Initial Purchaser and any such holder, a like principal amount of debt securities of the Issuer and the Company that are identical in all material respects to the Exchange Bonds (the "Private Exchange Bonds") (and which are issued pursuant to the same indenture as the Exchange Bonds). The Private Exchange Bonds shall bear the same CUSIP number as the Exchange Bonds.

  (d) Unless the Exchange Offer would not be permitted by any applicable law or interpretation of the SEC or the staff of the SEC, the Issuer and the Company shall mail the Exchange Offer Prospectus and appropriate accompanying documents, including appropriate letters of transmittal, to each holder of Bonds providing, in addition to such other disclosure as are required by applicable law:

     (i) that the Exchange Offer is being made pursuant to this Agreement and that all Bonds validly tendered will be accepted for exchange;

     (ii)  the date of acceptance for exchange (the "Exchange
        Date"), which date shall in no event be later than the Consummation Date (unless otherwise required by applicable law);

     (iii) that holders of Bonds electing to have a Bond exchanged pursuant to the Exchange Offer will be required to surrender such Bond, together with the enclosed letters of transmittal, to the institution and at the address (located in the city of New York) specified in the notice prior to the close of business on the Exchange Date; and

     (iv) that holders of Bonds that do not tender all such securities pursuant to the Exchange Offer may no longer have any registration rights hereunder with respect to Bonds not tendered.

  Promptly after the Exchange Date, the Issuer and the Company shall:

     (i) accept for exchange all Bonds or portions thereof validly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange; and

     (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Bonds or portions thereof so accepted for exchange by the Issuer and the Company, and issue, cause the Trustee under the Indenture (or the indenture pursuant to which the Exchange Bonds are issued) to authenticate, and mail to each holder of Bonds, Exchange Bonds equal in principal amount to the principal amount of the Bonds surrendered by such holder.

  (e) The Issuer, the Company and the Initial Purchaser acknowledge that the staff of the SEC has taken the position that any broker-dealer that owns Exchange Bonds that were received by such broker-dealer for its own account in the Exchange Offer (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Bonds (other than a resale of an unsold allotment resulting from the original offering of the Bonds).

     The Issuer, the Company and the Initial Purchaser also acknowledge that it is the SEC staff's position that if the Prospectus contained in the Exchange Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Bonds, without naming the Participating Broker-Dealers or specifying the amount of Exchange Bonds owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act In connection with re-sales of Exchange Bonds for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

     In light of the foregoing, if requested by a Participating Broker-Dealer, the Issuer and the Company agree (x) to use their best efforts to keep the Exchange Registration Statement continuously effective for a period of up to 6 months or such earlier date as each Participating Broker-Dealer shall have notified the Company in writing that such Participating Broker-Dealer has resold all Exchange Bonds acquired Exchange Offer, (y) to comply with the provisions of Section 5 of this Agreement, as they relate to the Exchange Offer and the Exchange Registration Statement, and
     (z) to deliver to such Participating Broker-Dealer a "cold comfort" letter of the independent public accountants of the Issuer and the Company and a legal opinion as to matters reasonably requested by such Participating Broker-Dealer relating to the Exchange Registration Statement and the related Prospectus and any amendments or supplements thereto.

  (f) The Initial Purchaser shall have no liability to any Participating Broker-Dealer with respect to any request made pursuant to Section 2(e).

  (g) Accrued but unpaid interest on any Bond that is exchanged for an Exchange Bond or a Private Exchange Bond pursuant to this Agreement shall be paid on or before the first interest payment date on the Exchange Bonds and the Private Exchange Bonds, as the case may be.

  (h) The Exchange Bonds and the Private Exchange Bonds may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event shall provide that the Exchange Bonds shall not be subject to the transfer restrictions set forth in the Indenture, except in any case where an Exchange Bond constitutes a Transfer Restricted Security. The Indenture or such indenture shall provide that the Exchange Bonds, the Private Exchange Bonds and the Bonds shall vote and consent together on all matters as one class and that neither the Exchange Bonds, the Private Exchange Bonds nor the Bonds will have the right to vote or consent as a separate class on any matter.

3. Shelf Registration.

  (a) If (i) the Issuer or the Company is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer Is not permitted by any applicable law or applicable interpretation of the SEC or the staff of the SEC or (ii) any holder of a Bond notifies the Issuer or the Company on or prior to the Exchange Date that (A) due to a change in law or SEC policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or SEC policy it may not resell the Exchange Bonds acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Registration Statement is not legally available for such re-sales by such holder or (C) it is a broker-dealer that owns Bonds (including the Initial Purchaser that holds Bonds as a part of an unsold allotment from the original offering of the Bonds) acquired directly from the Issuer, the Company or an affiliate of the Issuer or the Company or (iii) any holder of Private Exchange Bonds so requests within 120 days after the consummation of the Private Exchange (each such event referred to in clauses (i) through (iii), a "Shelf Filing Event"), the Issuer and the Company shall cause to be filed with the SEC pursuant to Rule 415 a shelf registration statement (the "Shelf Registration Statement") on or prior to the later of (x) 90 days after the Issue Date and (y) 30 days after the occurrence of such Shelf Filing Event, relating to all Transfer Restricted Securities (the "Shelf Registration") the holders of which have provided the information required pursuant to Section 3(b) hereof, and shall use their best efforts to have the Shelf Registration Statement declared effective by the SEC on or prior to 90 days after the occurrence of such Shelf Filing Event, provided that if the Issuer and the Company have not consummated the Exchange Offer within 180 days of the Issue Date, then the Issuer and the Company shall cause the Shelf Registration Statement to be filed with the SEC on or prior to the 181st day after the Issue Date and shall use their best efforts to have the Shelf Registration Statement declared effective by the SEC within 60 days of the date of filing thereof. In such circumstances, the Issuer and the Company shall use their best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act, until (A) the third anniversary of the Issue Date (subject to extension pursuant to Section 5 hereof) or
     (B) if sooner, the date immediately following the date that all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant thereto (the "Effectiveness Period"); provided, however, that the Effectiveness Period shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 and as otherwise provided herein.

  (b) No holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein. No holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such holder shall have provided all such reasonably requested information. Each holder of Transfer Restricted Securities as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

4. Additional Interest

  (a) The parties hereto agree that the holders of Transfer Restricted Securities will suffer damages if the Issuer and the Company fail to fulfill their obligations pursuant to
     Section 2 or Section 3, as applicable, and that it would not be feasible to ascertain the extent of such damages. Accordingly, in the event that (i) the applicable Registration Statement is not filed with the SEC on or prior to the date specified herein for such filing, (ii) the applicable Registration Statement has not been declared effective by the SEC on or prior to the date specified herein for such effectiveness after such obligation arises,
     (iii) if the Exchange Offer is required to be Consummated hereunder, the Issuer and the Company have not exchanged Exchange Bonds for all bonds validly tendered and not validly withdrawn in accordance with the terms of the Exchange Offer by the Consummation Date or (iv) the applicable Registration Statement is filed and declared effective but shall thereafter cease to be effective without being succeeded immediately by any additional Registration Statement covering the Bonds, the Exchange Bonds or the Private Exchange Bonds, as the case may be, which has been filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the interest in addition to the interest otherwise payable with respect to the Transfer Restricted Securities subject to such registration (the "Additional Interest") shall accrue with respect to such Transfer Restricted Securities through and including the date on which such Registration Default shall cease to exist (and provided no other Registration Default with respect to such Transfer Restricted Securities shall then be continuing) at the rate of one-half of one percent (0.50%) per annum, as though the interest rate provided in such Transfer Restricted Securities had been increased by one-half of one percent (0.50%) per annum. Following the cure of a Registration Default, the accrual of Additional Interest with respect to such Registration Default will cease and upon the cure of all Registration Defaults the obligation of the Issuer and the Company to pay Additional Interest will cease; provided, however, if the Registration Defaults are not cured within two years following the Issue Date, the obligation of the Issuer and the Company to pay Additional Interest shall become permanent.

  (b) The Issuer and the Company shall notify the Trustee and paying agent under the Indenture (or the trustee and paying agent under such other indenture under which the Transfer Restricted Securities are issued) immediately upon the happening of each and every Registration Default. The Issuer and the Company shall pay the Additional Interest due on the Transfer Restricted Securities by depositing with the paying agent (which shall not be the Issuer or the Company for these purposes) for the Transfer Restricted Securities, in trust, for the benefit of the holders thereof, prior to 11:00 A.M. on the next interest payment date specified by the Indenture (or such other indenture), sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date specified by the Indenture (or such other indenture) to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay Additional Interest shall be deemed to accrue from and including the date of the applicable Registration Default.

  (c) The parties hereto agree that the Additional Interest provided for in this Section 4 constitutes a reasonable estimate of the damages that will be suffered by holders of Transfer Restricted Securities by reason of the happening of any Registration Default.

5. Registration Procedures

  In connection with the registration obligations of the Issuer and the Company hereunder, the Issuer and the Company shall effect such registrations on the appropriate form available for the sale of the Bonds, the Exchange Bonds or Private Exchange Bonds, as applicable, to (i) in the case of the Exchange Offer, permit the exchange of Exchange Bonds for Bonds in the Exchange Offer and, if applicable, re-sales of Exchange Bonds by Participating Broker-Dealers and (ii) in the case of a Shelf Registration, permit the sale of the applicable Transfer Restricted Securities in accordance with the method or methods of disposition thereof specified by the holders of such Transfer Restricted Securities, and pursuant thereto the Issuer and the Company shall as expeditiously as reasonably possible:

  (a) in the case of a Shelf Registration, a reasonable period of time prior to the initial filing of a Shelf Registration Statement or Prospectus and a reasonable period of time prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the holders of the Transfer Restricted Securities included In such Shelf Registration Statement, their Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such holders, their Special Counsel and such underwriters, if any, and cause the officers and directors of the Issuer and the Company, counsel to the Issuer and the Company and independent certified public accountants to the Issuer and the Company to respond to such reasonable inquiries as shall be necessary, in the opinion of respective counsel to such holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that the Issuer and the Company shall not be deemed to have kept a Shelf Registration Statement effective during the applicable period if any of them voluntarily takes or fails to take any reasonable action that results in holders of the Transfer Restricted Securities covered thereby not being able to sell such Transfer Restricted Securities pursuant to federal securities laws during that period (and the time period during which such Shelf Registration Statement is required to remain effective hereunder shall be extended by the number of days during which such holders of Transfer Restricted Securities are not able to sell such Transfer Restricted Securities). The Issuer and the Company shall not file any such Shelf Registration Statement or related Prospectus or any amendments or supplements thereto to which the holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such Shelf Registration Statement shall reasonably object on a timely basis;

  (b) prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder, cause the related Prospectus to be supplemented by any Prospectus supplement required by law, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

  (c) notify the holders of Transfer Restricted Securities to be sold or, in the case of Transfer Restricted Securities tendered for in an Exchange Offer, their Special Counsel and the managing underwriters, if any, promptly, and (if requested by any such person), confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use of a Prospectus or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Issuer or the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Bonds, Exchange Bonds or Private Exchange Bonds for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event or information becoming known that makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

  (d) use their best efforts to avoid the issuance of or, if issued, obtain the withdrawal of any order enjoining or suspending the use of a Prospectus or the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Bonds, Exchange Bonds or Private Exchange Bonds for sale in any jurisdiction, at the earliest practicable moment, subject, however, to the proviso in Section 5(h);

  (e)    if a Shelf Registration Statement is filed pursuant to
     Section 3 hereof and if requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold pursuant to such Shelf Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders reasonably believe should be Included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment under the Securities Act as soon as practicable after the Issuer or the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Issuer and the Company shall not be required to take any action pursuant to this Section 5(e) that would, in the opinion of counsel for the Issuer and the Company, violate applicable law;

  (f) upon written request to the Issuer or the Company, furnish to each holder of Bonds, Exchange Bonds or Private Exchange Bonds to be exchanged or sold pursuant to a Registration Statement, their Special Counsel and each managing underwriter, if any, without charge, at least one conformed copy of such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the SEC;

  (g) deliver to each holder of Bonds, Exchange Bonds or Private Exchange Bonds to be exchanged or sold pursuant to a Registration Statement, their Special Counsel, and the underwriters, if any, without charge, as many copies of the Prospectus (including each form of prospectus) and each amendment or supplement thereto as such persons reasonably request; and the Issuer and the Company hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Transfer Restricted Securities and the underwriters, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus and any amendment or supplement thereto;

  (h) prior to any public offering of Bonds, Exchange Bonds or Private Exchange Bonds, use their best efforts to register or qualify or cooperate with the holders of Bonds, Exchange Bonds or Private Exchange Bonds to be sold or tendered for the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Bonds, Exchange Bonds or Private Exchange Bonds for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any such holder or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective hereunder and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Bonds, Exchange Bonds or Private Exchange Bonds covered by the applicable Registration Statement; provided, however, that the Issuer arid the Company shall not be required to (i) qualify generally to do business in any jurisdiction where they are not then so qualified or (ii) take any action which would subject them to general service of process or to taxation in any jurisdiction where they are not so subject;

  (i) in connection with any sale or transfer of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the holders thereof and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company and to enable such Transfer Restricted Securities to be in such authorized denominations and registered in such names as the managing underwriters, if any, or such holders may request at least two Business Days prior to any sale of Transfer Restricted Securities;

  (j)    upon the occurrence of any event contemplated by
     Section 5(c)(v), as promptly as reasonably practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

  (k)    prior to the effective date of the Exchange
     Registration Statement, to provide a CUSIP number for the Exchange Bonds (and Private Exchange Bonds if applicable);

  (l)    if a Shelf Registration Statement is filed pursuant to
     Section 3 hereof, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary In underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold) in order to expedite or facilitate the disposition of such Transfer Restricted Securities, and, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Transfer Restricted Securities and the underwriters, if any, with respect to the business of the Issuer, Company and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, with respect to such matters as are customarily addressed in representations and warranties made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Issuer and the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and Special Counsel to the holders of the Transfer Restricted Securities being sold), addressed to each selling holder of Transfer Restricted Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (iii) use their best efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Issuer and the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Shelf Registration Statement), addressed (where reasonably possible) to each selling holder of Transfer Restricted Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered In "cold comfort" levels in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling holders and the underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Shelf Registration Statement and the managing underwriters, if any); and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold, their Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer and the Company;

 (m) in the case of a Shelf Registration, make available for inspection by a representative of the holders of Transfer Restricted Securities being sold, any underwriter participating in any such disposition of Transfer Restricted Securities, and any attorney, consultant or accountant retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuer, the Company and its subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Issuer of the Company), and cause the officers, directors, agents and employees of the Issuer, the Company and its subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Issuer or the Company) to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Shelf Registration; provided, however, that such persons shall first agree in writing with the Issuer and the Company that any information that is reasonably and in good faith designated by the Issuer and the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (iv) such information becomes available to such person from a source other than the Issuer, the Company and its subsidiaries and such source is not bound by a confidentiality agreement;

  (n) provide an indenture trustee for the Bonds and/or the Exchange Bonds and Private Exchange Bonds, as the case may be, and cause an indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Bonds and/or the Exchange Bonds and Private Exchange Bonds, as the case may be; and if such indenture shall be the Indenture, in connection therewith, cooperate with the Trustee and the holders of the Bonds and/or the Exchange Bonds and Private Exchange Bonds, to effect such changes to the Indenture as may be required for the Indenture to be (or to remain) so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause the Trustee to execute, all customary documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be (or to remain) so qualified in a timely manner;

  (o) comply with all applicable rules and regulations of the SEC and make generally available to their security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158, no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158; and

  (p) cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

  The Issuer and the Company may require a holder of Transfer Restricted Securities to be included in a Registration Statement to furnish to the Issuer and the Company such information regarding the distribution of such Transfer Restricted Securities as is required by law to be disclosed such Registration Statement and the Issuer and the Company may exclude from such Registration Statement the Transfer Restricted Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request

  If any such Registration Statement refers to any holder by name or otherwise as the holder of any securities of an Issuer, then such holder shall have the right to require
  (i) the insertion therein of language, in form and substance reasonably satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Issuer or the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act, the deletion of the reference to such holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

  In the case of a Shelf Registration pursuant to Section 3 hereof, each holder of Transfer Restricted Securities agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Issuer and the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v) hereof, such holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof, or until it is advised in writing (the "Advice") by the Issuer or the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Issuer or the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each holder of Transfer Restricted Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

6. Registration Expenses

  All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer and the Company shall be borne by the Issuer and the Company whether or not any Registration Statement is filed or becomes effective and whether or not any Bonds, Exchange Bonds or Private Exchange Bonds are issued or sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and (B) in compliance with securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing Prospectuses), (iii) reasonable fees and disbursements of counsel for the Issuer and the Company and the Special Counsel, (iv) fees and disbursements of all Independent certified public accountants referred to In
  Section 2(e) and Section 5(1)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) if required by applicable law, including the rules of the NASD, the reasonable fees and expenses of any "qualified independent underwriter" and its counsel and (vi) fees and expenses of all other persons retained by the Issuer and the Company. In addition, the Issuer and the Company shall pay their internal expenses (including, without limitation, all salaries and expenses of their respective officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Bonds, Exchange Bonds or Private Exchange Bonds to be registered on any securities exchange. Notwithstanding the foregoing or anything in this Agreement to the contrary, each holder of Transfer Restricted Securities shall pay all underwriting discounts and commissions of any underwriters or dealers with respect to any Bonds, Exchange Bonds or Private Exchange Bonds sold by it.

7. Indemnification

  (a) The Issuer and the Company agree, jointly and severally, to indemnify and hold harmless (i) the Initial Purchaser, each holder of Bonds, Exchange Bonds and Private Exchange Bonds and each Participating Broker-Dealer, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the foregoing (any of the persons referred to in this clause (ii) being hereinafter referred to as a ("controlling person")) and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser, each holder of Bonds, Exchange Bonds and Private Exchange Bonds, each Participating Broker-Dealer and any controlling person (any person referred to in clause
     (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities and judgments arising out of or relating to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or preliminary prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any Indemnified Person furnished in writing to the Issuer and the Company by or on behalf of such Indemnified Person expressly for use therein; provided, that the indemnity agreement contained in this Section 7(a) with respect to any preliminary prospectus or amended preliminary prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting any such loss, expense, liability or claim purchased the securities which is the subject thereof, if the Prospectus corrected any such alleged untrue statement or omission and if such Indemnified Person failed to send or give a copy of the Prospectus, excluding any documents incorporated by reference, to such person at or prior to the written confirmation of the sale of securities to such person, provided that the Issuer and the Company have delivered the Prospectus to the Initial Purchaser in requisite quantity on a timely basis to permit such delivery or sending.

  (b) In case any action shall be brought against any Indemnified Person, based upon any Registration Statement or any such Prospectus or preliminary prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Issuer or the Company hereunder, such Indemnified Person shall promptly notify the Issuer and the Company in writing and the Issuer and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees end expenses.
     Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless
     (i) the employment of such counsel shall have been specifically authorized in writing by the Issuer or the Company, (ii) the Issuer or the Company shall have failed to assume the defense and employ counsel or pay all such fees and expenses or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Issuer or the Company and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuer or the Company (in which case the Issuer and the Company shall not have the right to direct the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Issuer and the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The Issuer and the Company shall not be liable for any settlement of any such action effected without their written consent but if settled with the written consent of the Issuer or the Company, the Issuer and the Company agree, jointly and severally, to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement. Neither the Issuer nor the Company shall, without the prior written consent of each Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

  (c) In connection with any Registration Statement pursuant to which a holder of Transfer Restricted Securities offers or sells Transfer Restricted Securities, such holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Company, their respective directors and officers and any person controlling the Issuer and the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Company to each Indemnified Person but only with respect to information relating to such holder furnished in writing by or on behalf of such holder expressly for use in such Registration Statement. In any such case in which any action shall be brought against an Issuer, the Company, any director or officer of the Issuer, the Company or any person controlling the Issuer or the Company based on such Registration Statement and in respect of which indemnity may be sought against a holder of Transfer Restricted Securities, such holder shall have the rights and duties given to the Issuer and the Company (except that if the Issuer or the Company shall have assumed the defense thereof, such holder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such holder), and the Issuer, the Company, their respective directors and officers and any person controlling the Issuer or the Company shall have the rights and duties given to the Indemnified Persons by Section 7(b) hereof.

  (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages liabilities and judgments
     (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Bonds, the Exchange Bonds or the Private Exchange Bonds, as the case may be (it being expressly understood and agreed that the relative benefits received by the Issuer and the Company from the offering of the Bonds, Exchange Bonds or Private Exchange Bonds, as the case may be, shall be the amount of the net proceeds received by the Issuer from the sale of the Bonds to the Initial Purchaser), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of each indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by an indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission

  The Issuer, the Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Indemnified Person were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Indemnified Person shall be required to contribute any amount in excess of the amount by which the net profits received by it in connection with the sale of the Bonds, Exchange Bonds or Private Exchange Bonds contemplated by this Agreement exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Person's obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective amount of Bonds, Exchange Bonds or Private Exchange Bonds included in any such Registration Statement by each Indemnified Person and not joint.

8. Rules 144 and 144A

  Each of the Issuer and the Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any holder of Transfer Restricted Securities, make available other information as required by, and so long as necessary to permit sales of its Transfer Restricted Securities pursuant to Rule 144A. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Issuer or the Company to register any of its securities pursuant to the Exchange Act.

9. Underwritten Registrations

  If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Issuer and the Company (which will not be unreasonably withheld or delayed).

  No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.    Miscellaneous

  (a) Remedies. In the event of a breach by the Issuer, the Company or by a holder of Bonds, Exchange Bonds or Private Exchange Bonds of any of its obligations under this Agreement, each holder of Bonds, Exchange Bonds or Private Exchange Bonds and the Issuer and the Company, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to
     Section 4 hereof, the Issuer, the Company and each holder of Bonds, Exchange Bonds and Private Exchange Bonds agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of any of the provisions of this Agreement and each hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

  (b) No Inconsistent Agreements. The Issuer and the Company will not enter into any agreement with respect to securities issued by either of them that is inconsistent with the rights granted to the holders of Bonds, Exchange Bonds and Private Exchange Bonds and Indemnified Persons in this Agreement or otherwise conflicts with the provisions hereof. Without the written consent of the holder of a majority in aggregate principal amount of the outstanding Transfer Restricted Securities, the Issuer and the Company shall not grant to any person any rights which conflict with or are inconsistent with the provisions of this Agreement.

  (c) No Piggyback on Registrations. The Issuer and the Company shall not grant to any of their security holders (other than the holders of Transfer Restricted Securities in such capacity) the right to include any of their securities in any Registration Statement other than Transfer Restricted Securities.

  (d) Amendments and Waiver. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the holders of not less than a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities; provided, however, that, for the purposes of this Agreement, Transfer Restricted Securities that are owned, directly or indirectly, by the Issuer, the Company or any of their Affiliates are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Transfer Restricted Securities may be given by holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such holders pursuant to such Registration Statement; and provided, further, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, no amendment, modification, supplement, waiver or comment with respect to Section 7 shall be made or given otherwise than with the prior written consent of each Indemnified Person affected thereby.

  (e) Notices. All notices and other communications provided for herein shall be made in writing by hand delivery, next day air courier, certified first class mail, return receipt requested, telex or telecopier:

     (i) if to the Issuer or the Company, as provided in the Purchase Agreement,

     (ii) if to the Initial Purchaser, as provided in the Purchase Agreement, or

     (iii) if to any other person who Is then the registered holder of Bonds, Exchange Bonds or Private Exchange
      Bonds, to the address of such holder as it appears in the register therefor of the Issuer.

     Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given:
     when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier, five Business Days afar being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each holder of Bonds, Exchange Bonds and Private Exchange Bonds. The Issuer and the Company may not assign any of their rights or obligations hereunder without the prior written consent of each holder of Transfer Restricted Securities and each Indemnified Person. Notwithstanding the foregoing, no successor or assignee of an Issuer shall have any of the rights granted under this Agreement until such person shall acknowledge its rights and obligations hereunder by a signed written statement of such person's acceptance of such rights and obligations.

  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

  (h) Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE ISSUER AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY COMPETENT NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.

  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

  (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

IN WITNESS WHEREOF, the parties have caused this Registration
Rights Agreement to be duly executed as of the date first written above.

PANDA FUNDING CORPORATION



By:    __________________________________
Name:    William C. Nordlund
Title:   Vice President, General Counsel
         and Assistant Secretary


PANDA INTERFUNDING CORPORATION



By:    __________________________________
Name:    William C. Nordlund
Title:   Vice President, General Counsel
         and Assistant Secretary


JEFFERIES & COMPANY, INC.



By:    __________________________________
Name:  __________________________________
Title: __________________________________